Exhibit j

                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2006, relating to the financial statements and financial highlights which appears in the October 31, 2006 Annual Report to Shareholders of Phoenix Multi-Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.



/s/PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
February 23, 2007